Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 15, 2020, in the Registration Statement (Form S-1) and related Prospectus of Talis Biomedical Corporation dated January 22, 2021.

/s/ Ernst & Young LLP

Redwood City, California

January 22, 2021